UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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KERYX BIOPHARMACEUTICALS, INC.

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KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

Dear Stockholder:

You are cordially invited to our special meeting of stockholders, to be held at 10:00 a.m. local time, on Monday, November 17, 2014, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked to approve an amendment to our 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 3,500,000 to 9,500,000. You will also have the opportunity to ask questions and make comments at the meeting.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement, please contact Brian Adams, our General Counsel and Corporate Secretary, at (617) 466-3452.

We look forward to seeing you at the special meeting.

Sincerely,

Ron Bentsur
Chief Executive Officer

October 10, 2014

New York, New York

KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

The special meeting of stockholders of Keryx Biopharmaceuticals, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Monday, November 17, 2014, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following item:

The approval of an amendment to our 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 3,500,000 to 9,500,000.

Only those stockholders of record as of the close of business on October 6, 2014, are entitled to vote at the special meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the special meeting will be available for your inspection beginning October 9, 2014, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

You may vote your shares by completing and returning the enclosed proxy card.

Submitting your proxy does not affect your right to vote in person if you decide to attend the special meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the special meeting. You may revoke your proxy at any time before it is exercised at the special meeting by (i) delivering written notice to our General Counsel and Corporate Secretary, Brian Adams, at our address above, (ii) submitting a later dated proxy card or (iii) attending the special meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our General Counsel at or before the special meeting.

When you submit your proxy, you authorize Ron Bentsur, James F. Oliviero and Brian Adams to vote your shares at the special meeting and on any adjournments of the special meeting in accordance with your instructions.

By Order of the Board of Directors,

Brian Adams
Corporate Secretary

October 10, 2014

New York, New York

KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

Phone: (212) 531-5965

Fax: (212) 531-5961

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being mailed, beginning on or about October 10, 2014, to the owners of our shares of common stock as of October 6, 2014, in connection with the solicitation of proxies by our Board of Directors for our special meeting of stockholders.

The special meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Monday, November 17, 2014, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the special meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the special meeting.

QUESTIONS AND ANSWERS	1
Q. What is the purpose of the special meeting?	1
Q. Who is entitled to vote at our special meeting?	1
Q. How do I vote?	1
Q. What is a proxy?	1
Q. How will my shares be voted if I vote by proxy?	1
Q. How do I revoke my proxy?	1
Q. Is my vote confidential?	2
Q. How are votes counted?	2
Q. What constitutes a quorum at the special meeting?	2
Q. What vote is required to approve an amendment to our 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 3,500,000 to 9,500,000?	2
Q. What percentage of our outstanding common stock do our directors and executive officers own?	2
Q. How can I obtain a copy of our annual report on Form 10-K?	3
Compensation Philosophy and Objectives	4
Determining Executive Compensation	4
Elements of Compensation	5
Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation	5
2013 Executive Compensation	6
Perquisites and Other Executive Benefits	8
Severance Benefits	8
2014 Executive Compensation	9
Report of the Compensation Committee	9

RISK ASSESSMENT OF COMPENSATION PROGRAMS	10

EXECUTIVE COMPENSATION	11
Summary Compensation Table	11
Grants of Plan-Based Awards For Fiscal Year 2013	11
Outstanding Equity Awards at 2013 Fiscal Year End	13
Option Exercises and Stock Vested in Fiscal Year 2013	15
Potential Payments upon Termination or Change in Control	15

DIRECTOR COMPENSATION	19
2013 Director Compensation	19

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	21

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS	22

PROPOSAL ONE:	24

APPROVAL OF AMENDMENT OF OUR 2013 INCENTIVE PLAN	24

ADDITIONAL INFORMATION	35
Householding of Special Meeting Materials	35
Other Matters	35
Solicitation of Proxies	35
Amendment to the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan	Exhibit A
Keryx Biopharmaceuticals, Inc., 2013 Incentive Plan	Exhibit B

-i-

QUESTIONS AND ANSWERS

Q.	What is the purpose of the special meeting?

A.	At the special meeting, our stockholders will act upon the matter outlined in the notice of special meeting of stockholders accompanying this proxy statement, which is the approval of an amendment to our 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 3,500,000 to 9,500,000.

Q.	Who is entitled to vote at our special meeting?

A.	The record holders of our common stock at the close of business on the record date, October 6, 2014, may vote at the special meeting. Each share of our common stock is entitled to one vote. There were 91,964,423 shares of common stock outstanding on the record date and entitled to vote at the special meeting. A list of stockholders entitled to vote at the special meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning October 9, 2014, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q.	How do I vote?

A.	You may vote in person at the Special Meeting or by completing and returning the enclosed proxy card. To vote, simply mark, sign and date the enclosed proxy card, and return it in the enclosed postage-paid envelope. Alternatively, you may deliver your proxy card to us in person, by facsimile at (212) 531-5961 or by a courier to our offices at the address above. If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the broker, bank, or nominee describing how to vote your shares.

Q.	What is a proxy?

A.	A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the special meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Ron Bentsur, our Chief Executive Officer, James F. Oliviero, our Chief Financial Officer and Treasurer and Brian Adam, our General Counsel and Corporate Secretary, as your proxies. Mr. Bentsur, Mr. Oliviero and/or Mr. Adams may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.	How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted “FOR” the approval of an amendment to our 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 3,500,000 to 9,500,000. Presently, our Board of Directors does not know of any other matter that may come before the special meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the special meeting.

Q.	How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the special meeting by:

•	delivering written notice to our Corporate Secretary, Brian Adams, at our address above;

•	submitting a later dated proxy card; or

•	attending the special meeting and voting in person.

Q.	Is my vote confidential?

A.	Yes. All votes remain confidential, unless you provide otherwise.

Q.	How are votes counted?

A.	Before the special meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the special meeting.

Abstentions and shares represented by proxies reflecting abstentions will be treated as present for purposes of determining the existence of a quorum at the special meeting. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the special meeting.

Q.	What constitutes a quorum at the special meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our amended and restated bylaws, the presence at the special meeting, by proxy or in person, of the holders of a majority of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the special meeting. Abstentions and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the special meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the special meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board of Directors, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q.	What vote is required to approve an amendment to our 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 3,500,000 to 9,500,000?

A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the special meeting is required to approve an amendment to our 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 3,500,000 to 9,500,000. Abstentions and shares represented by proxies reflecting abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q.	What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of September 30, 2014, our directors and executive officers owned, or have the right to acquire, approximately 4.0% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 22 for more details.

Q.	How can I obtain a copy of our annual report on Form 10-K?

A.	We have filed our annual report on Form 10-K for the year ended December 31, 2013, with the Securities and Exchange Commission. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, Brian Adams, or by email at info@keryx.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in 2013 to the following individuals, whom we refer to as our named executive officers, or NEOs:

•	Ron Bentsur, our Chief Executive Officer; and

•	James F. Oliviero, our Chief Financial Officer and Treasurer.

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate our employees to work toward achievement of our corporate mission to create long-term sustained stockholder value by acquiring, developing and commercializing pharmaceutical products for the treatment of renal disease. Attaining our key business and strategic goals depends on attracting, retaining and motivating quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. The driving philosophy and objectives behind our executive compensation programs are:

•	to attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employee to achieve our business goals; and

•	to reflect our “pay for performance” culture.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees our executive compensation programs, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our NEOs.

Role of the Executives

Our Chief Executive Officer develops recommendations regarding the compensation levels for our Chief Financial Officer based upon a subjective assessment of his individual performance during the prior year and overall trends in the marketplace. In addition, each year, management delivers to the Compensation Committee a set of proposed corporate goals and objectives that management believes are essential to the achievement of the Company’s mission and long-term goals and objectives. These recommendations and proposed goals and objectives are reviewed, modified if deemed appropriate, and approved by the Compensation Committee.

Elements of Compensation

Our executive compensation program for 2013 consisted of the following components:

Compensation Element	Purpose

Base salary	Base salary represents the fixed portion of an executive’s annual compensation and is intended to recognize the executive’s value to the Company based on skills and experience relative to the responsibilities of his position.

Annual cash incentive awards	Annual cash incentive awards represent the portion of an executive’s compensation that is intended to vary as a direct reflection of Company and individual performance for the year. Mr. Bentsur’s maximum annual incentive award was equal to 75% of his base salary, per the terms of his employment agreement. Mr. Oliviero’s annual incentive award was determined in connection with the Company’s annual incentive bonus pool, as described below.

Special bonus awards	The Compensation Committee decided to pay additional bonus amounts to our executive officers based upon the FDA’s filing acceptance of the Company’s New Drug Application for Ferric Citrate and our executive officers’ performance for the year.

Long-term equity awards	Long-term equity awards are intended to reward performance over a multi-year period, link the interests of executives to those of the stockholders, and encourage retention. Restricted stock and stock options generally are issued based upon achievement of corporate goals and objectives in the prior year. In addition, Mr. Bentsur is eligible to receive grants of restricted stock pursuant to the performance thresholds provided in his employment agreement, with additional time-based vesting requirements.

Health and welfare plans and retirement plan	These benefits are intended to provide competitive levels of medical and disability coverage, and retirement benefits under our 401(k) plan. Our executives participate in the same programs offered to all of our eligible employees.

Severance benefits	Our Chief Executive Officer has an employment agreement that provides for severance benefits in certain circumstances and our Chief Financial Officer has a change-in-control agreement that provides for severance benefits in the event of a qualifying termination following a change in control of the Company.

No specific formula is used in regard to the allocation of the various elements within our executive compensation program. The Compensation Committee retains the discretion to reduce or eliminate the payment that otherwise might be payable to our executives based upon unforeseen events occurring during the year or its assessment of the Company’s or our executives’ performance in general.

In order to maximize the incentive effect of our compensation program, we have structured our performance-based compensation to involve a mix of value opportunities and performance measures.

•	Our annual cash incentive awards and our annual equity awards are based partially upon the Company’s performance against pre-set corporate goals and objectives and partially upon the Compensation Committee’s assessment of each individual executive’s contribution to the Company’s performance.

•	The ultimate realized value of our equity awards (stock options and restricted stock awards) is tied to our stock price, in alignment with our stockholders.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the 2013 Annual Meeting of Stockholders, approximately 96% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2013 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy stockholder support.

In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program, with an emphasis on short and long-term incentive compensation that rewards our senior executives when they successfully achieve our corporate goals and objectives and, in turn, deliver value for our shareholders. As described below, in 2013, the Compensation Committee decided to pay additional bonus amounts to our executive officers based upon the FDA’s filing acceptance of the Company’s New Drug Application for Ferric Citrate and our executive officers’ performance for the year. In addition, in 2014, the Compensation Committee increased our executives’ salaries and decreased our CEO’s target incentive percentage, which it believes will provide a more competitive pay package when compared to the market median. Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

At the 2011 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which is scheduled to occur at the 2017 annual meeting.

2013 Executive Compensation

2013 Corporate Performance Goals

Our 2013 annual incentive awards were based, in large part, upon the achievement of corporate performance goals, which included a combination of clinical and regulatory goals related to our products as well as other corporate goals, and were achieved at an aggregate level of 100.0%. The corporate performance goals and objectives used to determine annual incentive awards in 2013 were as follows:

•	Various goals related to regulatory filings for Ferric Citrate — 55.0% maximum potential weighting (55.0% achieved);

•	Various goals related to Ferric Citrate clinical studies — 20.0% maximum potential weighting (20.0% achieved); and

•	Various goals related to Ferric Citrate manufacturing — 25.0% maximum potential weighting (25.0% achieved).

The Compensation Committee considered performance against these goals in determining the amounts paid as annual incentive awards in 2013, as well as its subjective assessment of our executives’ contributions to Company performance.

Base Salary

Mr. Bentsur’s and Mr. Oliviero’s base salaries for 2013 remained unchanged at $300,000 and $265,000, respectively.

Cash Incentive Awards

In 2013, Mr. Bentsur was eligible to earn an annual cash incentive of up to 75% of his base salary, per the terms of his employment agreement. Mr. Oliviero’s annual incentive award was determined in connection with the Company’s annual incentive bonus pool, as described below. Both executives’ annual cash incentive awards were based upon the Company’s performance against pre-established corporate goals and objectives, which are discussed above, and each executive’s individual performance based upon subjective performance reviews. The actual amounts paid to the executives pursuant to their annual cash incentive awards are reported in the “Summary Compensation Table” as non-equity incentive plan compensation.

Mr. Bentsur’s 2013 Annual Cash Incentive Award. As noted above, in 2013, Mr. Bentsur was eligible to earn an annual cash incentive of up to 75% of his base salary, per the terms of his employment agreement. Mr. Bentsur’s annual cash incentive was based on achievement of the corporate goals and objectives (80% weighting), which was achieved at the 100% level, and on individual performance, based upon a subjective review by the Compensation Committee (20% weighting), which was achieved at the 100% level, resulting in a $225,000 cash incentive payment (the maximum amount). In addition, based on its assessment of Mr. Bentsur’s contribution to the Company’s performance during 2013, the Compensation Committee granted Mr. Bentsur an additional $75,000.

Additionally, during 2013, the Compensation Committee approved the grant of an incentive bonus to Mr. Bentsur in the amount of $100,000, which was achieved upon the FDA’s filing acceptance of the Company’s New Drug Application for Ferric Citrate.

Annual Cash Incentive Award Pool and Mr. Oliviero’s 2013 Annual Cash Incentive Award. In 2013, our employees, other than Mr. Bentsur, were eligible for annual cash incentives based on an overall annual cash incentive award pool calculated as the sum of our employees’ salaries (excluding Mr. Bentsur) multiplied by a percentage set by the Compensation Committee for such year. In 2013, the percentage was set at 25%, resulting in a maximum cash incentive pay pool of $885,071. For most of our employees, a component of their annual cash incentive is based on corporate goals and objectives and a component is based on individual performance. At the lowest level, employees only have an individual component. For 2013, the Compensation Committee used its discretion to increase the overall cash incentive award pool, and an aggregate of $906,990 was distributed to employees, including Mr. Oliviero.

Mr. Oliviero’s maximum 2013 annual cash incentive was determined to be 40% of his base salary. Mr. Oliviero was allocated 11.7% of the overall cash incentive award pool. His award was based on achievement of the corporate goals and objectives (60% weighting), which was achieved at the 100% level, and on individual performance, based upon a subjective review by the Chief Executive Officer and the Compensation Committee (40% weighting), which was achieved at the 100% level, resulting in a $106,000 cash incentive payment (the maximum amount). In addition, based on its assessment of Mr. Oliviero’s contribution to the Company’s performance during 2013, the Compensation Committee granted Mr. Oliviero an additional $40,000.

Additionally, during 2013, the Compensation Committee approved the grant of an incentive bonus to Mr. Oliviero in the amount of $100,000, which was achieved upon the FDA’s filing acceptance of the Company’s New Drug Application for Ferric Citrate.

Long-Term Equity Incentive Awards

Mr. Bentsur. After consideration of our 2012 corporate goals and objectives, which were achieved at a 87.5% level, and a subjective consideration of Mr. Bentsur’s individual performance during 2012, the Compensation Committee granted Mr. Bentsur, on January 2, 2013, an option to purchase 75,000 shares of our common stock and an award of 25,000 shares of restricted stock.

In addition, Mr. Bentsur’s employment agreement provides that he has the opportunity to receive certain restricted stock awards upon the achievement of performance milestones. He received the first two restricted stock awards in 2009 and 2010, which we refer to as the “Bentsur 1st Milestone Award” and the “Bentsur 2nd Milestone Award,” respectively. Upon achievement of the second milestone, the Bentsur 1st Milestone Award was immediately vested. Mr. Bentsur did not receive any milestone awards in 2011 or 2012. On October 4, 2013,

Mr. Bentsur received a third restricted stock award, which we refer to as the “Bentsur 3rd Milestone Award”, in connection with our filing of an accepted new drug application with the U.S. Food and Drug Administration for Ferric Citrate. Such restricted stock will vest in equal installments over each of the first three anniversaries of the grant date provided that Mr. Bentsur remains employed by us during such vesting period.

Mr. Bentsur’s employment agreement, as amended, provides that he has the opportunity to receive the following additional milestone awards:

•	500,000 shares of fully-vested stock upon the first to occur of (a) our first commercial sale of Ferric Citrate in the U.S. off an approved NDA, (b) our receipt of the first royalty upon the commercial sale of Ferric Citrate in the U.S. by a partner to whom the Company has sold exclusive or non-exclusive commercial rights, or (c) our complete outlicensing of the entire product rights of Ferric Citrate in the U.S., which we refer to as the “Bentsur 4th Milestone Award.”

•	100,000 shares of restricted stock upon each event of our outlicensing Ferric Citrate in a foreign market, other than Japan, resulting in a greater than $10 million non-refundable cash payment to the Company with a gross deal value to the Company of at least $50 million, which we refer to as the “Bentsur 5th Milestone Award.” Such restricted stock will vest in equal installments over each of the first three anniversaries of the date of grant provided he remains employed by us during such vesting period.

Annual Equity Award Pool and Mr. Oliviero. In 2013, based upon performance during 2012, our employees, other than Mr. Bentsur, were eligible to receive long-term equity awards based on an overall annual equity award pool of 558,574 shares, calculated based upon 0.75% of an adjusted fully-diluted shares outstanding figure (74,476,501). Each employee was allocated a portion of the annual equity award pool which represented such employee’s maximum potential grant. For most of our employees, a component of their annual equity award is based on corporate goals and objectives and a component is based on individual performance. At the lowest level, employees only have an individual component. In 2013 (based upon performance during 2012), options to purchase 315,366 shares of our common stock and awards of 236,020 shares of restricted stock were granted to employees from the annual equity award pool, including grants of 55,866 stock options and 33,520 restricted shares to Mr. Oliviero.

For additional information regarding our named executive officers’ stock grants, see the “Summary Compensation Table,” the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at 2013 Fiscal Year End” table. Awards based upon consideration of 2013 performance were granted on January 2, 2014. Pursuant to SEC rules, these awards will appear in next year’s proxy statement.

Perquisites and Other Executive Benefits

We do not offer our NEOs any perquisites or other executive benefits.

Severance Benefits

We have an employment agreement with Mr. Bentsur that provides, among other things, payment and benefits upon certain terminations of employment. We believe this agreement was an important component in our effort to recruit and retain a chief executive officer, particularly for a company at our stage of development and in our relatively high-risk industry. On June 11, 2013, we amended Mr. Bentsur’s employment agreement to (i) extend the term of the agreement until May 20, 2015, (ii) increase the severance payable upon a termination without Cause or resignation for Good Reason to 100% of his then-current base salary, (iii) extend the opportunity for certain “unearned milestone opportunities” to vest following certain terminations of employment, (iv) provide for immediate vesting of all stock options upon a change in control, (v) revise the definition of “Commercial Sales Milestone” to remove all references to Perifosine, and (vi) provide for the grant of fully-vested shares of common stock upon achievement of the Bentsur 4th Milestone Award, as set forth in the amendment.

On October 31, 2011, we entered into a change-in-control agreement with Mr. Oliviero that provides certain payments and benefits upon his involuntary termination of employment within 12 months following a change in control. On June 10, 2013, we amended Mr. Oliviero’s change-in-control agreement to extend the automatic termination date of the agreement to October 31, 2015.

The Board of Directors believes that the change in control benefits described above are in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of Mr. Bentsur and Mr. Oliviero, notwithstanding the possibility, threat or occurrence of a change in control of the Company.

For more information on Mr. Bentsur’s employment agreement, including the 2013 amendment, and Mr. Oliviero’s change-in-control agreement, see the “Potential Payments upon Termination or Change-in-Control” section beginning on page 15 of this proxy statement.

2014 Executive Compensation

In 2014, the Compensation Committee engaged Radford, An Aon Hewitt Company, a compensation consultant, to conduct a comparative analysis of our executive compensation program, in relation to a group of 21 peer companies in the biotechnology industry. The analysis concluded that there was a significant misalignment of executive cash compensation as compared to the peer group, due primarily to no salary increases for the CEO and CFO for the last 5 years and 4 years, respectively. After considering this analysis, the Compensation Committee approved the following changes to Mr. Bentsur’s and Mr. Oliviero’s compensation for 2014, which are intended to make their total direct compensation (both cash and equity) more competitive with the peer group median:

•	Effective March 1, 2014, Mr. Bentsur’s base salary was increased from $300,000 to $530,000, and his target cash incentive award for 2014 was reduced to be equal to up to 65% of his base salary; and

•	Effective March 1, 2014, Mr. Oliviero’s base salary was increased from $265,000 to $365,000.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

By the Compensation Committee of the Board of Directors

Kevin Cameron, Chairperson

Wyche Fowler, Jr.

Michael Tarnok

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. Management and the Compensation Committee reviewed the Company’s incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate business risks. In conducting this assessment, the Compensation Committee considered, among other things, the performance objectives used in connection with these incentive awards and the features of the Company’s compensation program that are designed to mitigate compensation-related risk. The Compensation Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2011, 2012 and 2013. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 4 of this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Ron Bentsur	2013	300,000	175,000	4,205,500	144,525	225,000	—	5,050,025
Chief Executive Officer	2012	300,000	—	83,490	124,084	202,500	—	710,074
	2011	300,000	—	114,500	262,590	210,338	—	887,428

James F. Oliviero	2013	265,000	140,000	1,644,186	107,654	106,000	—	2,262,840
Chief Financial Officer, Treasurer and Corporate Secretary	2012	265,000	—	70,840	101,860	106,000	—	543,700
	2011	265,000	—	74,425	170,684	106,000	—	616,109

(1)	Reflects the $100,000 bonus paid to each of the NEOs upon the first FDA acceptance of a New Drug Application submission, and an additional discretionary bonus in recognition of each of the NEOs’ contribution to the Company’s performance during 2013. Please see our Compensation Discussion and Analysis for more information.
(2)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes for such awards has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs, and the compensation for such awards are reflected in the table in such year the compensation is recorded. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2013, 2012 and 2011, which are included in our Annual Report on Form 10-K for the fiscal year 2013, 2012 and 2011, respectively.

Grants of Plan-Based Awards For Fiscal Year 2013

The following table below sets forth the individual grants of awards made to each of our NEOs during 2013. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 4 of this proxy statement.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Mr. Bentsur			225,000
	01/02/13				25,000			69,500
	01/02/13					75,000	2.78	144,525
	10/04/13				400,000			4,136,000

Mr. Oliviero			106,000
	01/02/13				33,520			93,186
	01/02/13					55,866	2.78	107,654

(1)	Represents target payout values for 2013 cash performance awards. Pursuant to his employment agreement, Mr. Bentsur was eligible to receive a target cash bonus of up to 75% of his base salary. At the Compensation Committee’s discretion, payouts can be zero. The actual amount earned by each NEO in 2013 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 11 of this proxy statement.
(2)	Award of time-vesting restricted stock under the 2004 Long-Term Incentive Plan, or the 2004 Plan, and the 2013 Incentive Plan, or the 2013 Plan.
(3)	Award of time-vesting stock options under the 2004 Plan.
(4)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company during 2013 as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2013, which are included in our Annual Report on Form 10-K for the fiscal year 2013.

For a description of the vesting schedules of the equity awards, please see the Outstanding Equity Awards at 2013 Fiscal Year End Table below.

Employment Agreements

We entered into an employment agreement with Mr. Bentsur on September 14, 2009. The Company amended Mr. Bentsur’s agreement so that it now terminates on May 20, 2015, rather than May 20, 2014. Under the employment agreement, Mr. Bentsur’s base salary for 2013 remained $300,000 per year, which may be increased from year to year or decreased in an amount up to 10% in the aggregate in the discretion of the Compensation Committee. Mr. Bentsur also is eligible to receive an annual bonus, not to exceed 75% of his base salary, if certain performance objectives agreed to by the Compensation Committee and Mr. Bentsur are met. Mr. Bentsur’s employment agreement also entitles him to severance and other benefits in the event of certain terminations of employment, as described under “Potential Payments upon Termination or Change in Control” below. Mr. Oliviero does not have an employment agreement.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2013 for each of our NEOs.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(22) ($)
Mr. Bentsur	600,000	(1)	—		0.35	05/20/19
	123,840	(2)	—		2.50	01/02/20
	68,750	(3)	6,250	(3)	4.58	01/02/21
	39,083	(4)	27,917	(4)	2.53	01/02/22
	—		75,000	(5)	2.78	01/02/23
							2,082	(14)	26,962
							13,750	(15)	178,063
							25,000	(16)	323,750
							400,000	(17)	5,180,000

Mr. Oliviero	25,000	(6)	—		11.22	01/03/15
	50,000	(7)	—		14.64	01/02/16
	50,000	(8)	—		14.64	01/02/16
	25,000	(9)	—		13.30	12/31/16
	18,000	(10)	—		8.56	12/30/17
	44,688	(11)	4,062	(11)	4.58	01/02/21
	32,083	(12)	22,917	(12)	2.53	01/02/22
	—		55,866	(13)	2.78	01/02/23
							1,353	(18)	17,521
							11,664	(19)	151,049
							250,000	(20)	3,237,500
							33,520	(21)	434,084

(1)	Stock options awarded to executive on May 20, 2009, under the 2009 CEO Incentive Plan, which we refer to as the Initial Option Grant. The stock options vested as to 150,000 of the options in equal installments on each of May 20, 2010, May 20, 2011, May 20, 2012 and May 20, 2013. The Initial Option Grant was issued as an inducement award for Mr. Bentsur to join our company in accordance with Nasdaq Marketplace Rule 5635(c)(4) and was not granted under our stockholder-approved incentive plan.
(2)	Stock options awarded to executive on January 2, 2010, under the 2007 Plan. The stock options vested as to 41,280 of the options on January 2, 2011, and the remaining options vested in equal installments on a quarterly basis through January 2, 2013.
(3)	Stock options awarded to the executive on January 2, 2011, under the 2004 Plan. The stock options vested as to 25,000 of the options on January 2, 2012, and the remaining options vest in equal installments on a quarterly basis through January 2, 2014.
(4)	Stock options awarded to the executive on January 2, 2012, under the 2004 Plan. The stock options vested as to 22,333 of the options on January 2, 2013, and the remaining options vest in equal installments on a quarterly basis through January 2, 2015.
(5)	Stock options awarded to the executive on January 2, 2013, under the 2004 Plan. The stock options vest as to 25,000 of the options on January 2, 2014, and the remaining options vest in equal installments on a quarterly basis through January 2, 2016.

(7)	Stock options awarded to the executive on January 3, 2005, under the 2004 Plan. The stock options vested as to 6,256 options on January 3, 2006, and the remaining options vested in equal installments on a quarterly basis through January 3, 2009.
(8)	Stock options awarded to the executive on January 2, 2006, under the 2004 Plan. The stock options vested as to 12,500 options on January 2, 2007, and the remaining options vested in equal installments on a quarterly basis through January 2, 2010.
(9)	Stock options awarded to the executive on January 2, 2006, under the 2004 Plan. The stock options vested in 2006 due to the achievement of a certain financial milestone.
(10)	Stock options awarded to the executive on December 31, 2006, under the 2004 Plan. The stock options vested as to 6,256 options on December 31, 2007, and the remaining options vested in equal installments on a quarterly basis through December 31, 2010.
(11)	Stock options awarded to the executive on December 30, 2007, under the 2007 Plan. The stock options vested as to 4,500 options on December 30, 2008, and the remaining options vested in equal installments on a quarterly basis through December 30, 2011.
(12)	Stock options awarded to the executive on January 2, 2011, under the 2004 Plan. The stock options vested as to 16,250 options on January 2, 2012, and the remaining options vest in equal installments on a quarterly basis through January 2, 2014.
(13)	Stock options awarded to the executive on January 2, 2012, under the 2004 Plan. The stock options vested as to 18,333 of the options on January 2, 2013, and the remaining options vest in equal installments on a quarterly basis through January 2, 2015.
(14)	Stock options awarded to the executive on January 2, 2013, under the 2004 Plan. The stock options vest as to 18,622 of the options on January 2, 2014, and the remaining options vest in equal installments on a quarterly basis through January 2, 2016.
(15)	Restricted stock granted to the executive on January 2, 2011, under the 2007 Plan, which vest as to 2,082 shares on January 2, 2014.
(16)	Restricted stock granted to the executive on January 2, 2012, under the 2004 Plan, which vest in equal installments on a quarterly basis through January 2, 2015.
(17)	Restricted stock granted to the executive on January 2, 2013, under the 2004 Plan, which vest as to 8,333 shares on January 2, 2014, and the remaining shares vest in equal installments on a quarterly basis through January 2, 2016.
(18)	Restricted stock granted to the executive on October 4, 2013, under the 2013 Plan, which we refer to as the Bentsur 3rd Milestone Award. Such restricted stock will vest in equal installments over each of the first three anniversaries of the grant date provided that the executive remains employed by us during such vesting period.
(19)	Restricted stock granted to the executive on January 2, 2011, under the 2007 Plan, which vest as to 1,353 shares on January 2, 2014.
(20)	Restricted stock granted to the executive on January 2, 2012, under the 2004 Plan, which vested as to 9,333 shares on January 2, 2013, and the remaining shares vest in equal installments on a quarterly basis through January 2, 2015.
(21)	Restricted stock granted to the executive on May 21, 2012, under the 2004 Plan, which vest upon the first Food and Drug Administration approval of Ferric Citrate (ferric citrate).
(22)	Restricted stock granted to the executive on January 2, 2013, under the 2004 Plan, which vest as to 11,173 shares on January 2, 2014, and the remaining shares vest in equal installments on a quarterly basis through January 2, 2016.
(23)	Based on the closing price of our stock on December 30, 2013 ($12.95), the last trading day of the 2013 fiscal year.

Option Exercises and Stock Vested in Fiscal Year 2013

The following table provides information regarding the number of shares acquired upon the exercise of stock options and/or the vesting of shares for our NEOs during 2013.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Bentsur			110,918	748,028
Mr. Oliviero	30,000	241,500	183,210	1,706,025

(1)	Represents the aggregate value of the shares of common stock received upon exercise of stock options during 2013, based upon the difference between the exercise price and the fair market value of our common stock on the exercise date
(2)	Represents the aggregate value of restricted stock vesting in 2013, based upon the fair market value of our common stock on the applicable vesting date.

Potential Payments upon Termination or Change in Control

We have an employment agreement with Mr. Bentsur that provides certain compensation and benefits in the event of the termination of his employment under certain conditions. In addition, in 2011, we entered into a change-in-control agreement with Mr. Oliviero that provides certain compensation and benefits in the event of his qualifying termination in connection with a change in control. In addition, our equity plans provide certain benefits in connection with a change in control.

Equity Plans

Pursuant to the terms of the 2004 Plan, upon the occurrence of a change in control, any awards outstanding under such plan will become fully-vested. Pursuant to the terms of the 2007 Plan and the 2013 Plan, upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, all outstanding awards under such plan will become fully vested. The 2007 Plan and the 2013 Plan also provide that, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without “Cause” or the participant resigns for “Good Reason,” then all outstanding awards under such plan will become fully-vested. For purposes of the 2007 Plan and the 2013 Plan, “Good Reason” generally means (i) a material diminution in the participant’s duties, or the assignment to the participant of duties materially inconsistent with his or her authority, responsibilities and reporting requirements; or (ii) a material breach by the Company of its obligations to the participant under any written employment agreement or arrangement. For purposes of the 2007 Plan and the 2013 Plan, “Cause” generally means (i) a material breach of the terms of the participant’s restrictive covenants with the Company; (b) a material breach by the participant of any provision of his or her employment arrangement; (c) the habitual neglect or gross failure by the participant to adequately perform his or her duties; (d) any act of moral turpitude or criminal action connected to the participant’s employment with the Company; or (e) the participant’s repetitive refusal to comply with, or his or her violation of lawful instructions of, the Chief Executive Officer, Chief Financial Officer or the Board of Directors.

Ron Bentsur

The table below summarizes the value of potential payments and benefits that Mr. Bentsur would receive if his employment was terminated on December 31, 2013 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2013. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Type of Payment	Termination Other Than For Cause; Resignation For Good Reason (Prior to a Change in Control)		Death or Disability		Termination of Employment in Connection With Expiration of Employment Period		Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control)	Change in Control (Absent Termination)(3)
	($)		($)		($)		($)	($)
Cash Severance	300,000		—		—		632,941	—
Value of Accelerate of Equity(1)	5,180,000	(2)	5,180,000	(2)	5,180,000	(2)	13,289,732	13,289,732
Total	5,480,000		5,180,000		5,180,000		13,922,673	13,289,732

(1)	Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2013 ($12.95), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.
(2)	Assumes that the Unearned Milestone Opportunity (as defined below) was not achieved during the 3, 6 or 12-month period, as applicable, following termination.
(3)	Assumes that that the equity awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

Termination Other than for Cause; Termination for Good Reason. If we terminate Mr. Bentsur for any reason other than for “Cause” or disability, or if he terminates his employment for “Good Reason,” then he is entitled to the following benefits:

•	a lump sum cash severance payment equal to 100% of his then-current base salary;

•	any vested portion of the Initial Option Grant will remain exercisable for a period of one year;

•	any outstanding shares of restricted stock granted to Mr. Bentsur as a milestone award by reason of the achievement of a milestone (as described earlier in this proxy statement) (the “Earned Milestone Awards”) prior to the date of termination will become fully vested and non-forfeitable as of the date of termination; and

•	his opportunity to earn milestone awards with respect to any milestone condition which has not been met as of the date of termination (the “Unearned Milestone Opportunity”) will continue for a period of six or twelve months (depending on the particular milestone) after the date of termination and, to the extent that a milestone is achieved during such six or twelve-month periods, as applicable, the stock relating to such milestone will be issued to Mr. Bentsur as fully-vested shares, rather than restricted stock, or, in our sole discretion, we may pay Mr. Bentsur an amount in cash equal to the value of such shares.

The employment agreement also provides that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Internal Revenue Code, the payments will be limited to the maximum amount that could be paid without triggering the excise tax, provided that such cut-back would produce a greater net benefit to Mr. Bentsur than if he had paid the excise tax.

“Cause” generally means the executive’s: (i) conviction of, pleading guilty to, or confession to a felony or any crime involving any act of dishonesty, fraud, misappropriation or embezzlement; (ii) misconduct or gross negligence in connection with the performance of his duties; (iii) engaging in any fraudulent, disloyal or unprofessional conduct which is, or is likely to be, injurious to the Company, its financial condition, or its reputation; (iv) failure to perform his duties with the Company; (v) failure to meet agreed-upon, written performance standards; or (vi) breach of the covenants in the agreement, or material breach of any other provisions of this Agreement. “Good Reason” generally means (i) a reduction in his base salary of more than 10% in the aggregate (i.e., in excess of $30,000); (ii) a material diminution in his authority, duties, or responsibilities; (iii) a requirement that he report to a corporate officer or employee instead of reporting directly to the Board of Directors; (iv) relocation of his principal office to location that is more than 50 miles away from the current location of the Company’s principal office; or (v) any other material breach by the Company of the employment agreement.

Death; Disability; Termination of Employment in Connection With Expiration of Employment Period. If Mr. Bentsur’s employment is terminated by reason of his death or disability, or if we terminate his employment upon the normal expiration of the employment period, then he will receive his accrued obligations and any vested portion of the Initial Stock Option will remain exercisable for a period of one year following his date of termination. His outstanding Earned Milestone Awards will become fully vested and non-forfeitable. In addition, any Unearned Milestone Opportunity will continue for a period of six or twelve months (depending on the particular milestone) following his termination and, to the extent that a milestone is achieved during such three-month period, the stock relating to such milestone will be issued to Mr. Bentsur or his estate, as the case may be, as fully-vested shares, rather than restricted stock, or, in our sole discretion, we may pay Mr. Bentsur an amount in cash equal to the value of such shares.

Change in Control. Mr. Bentsur’s employment agreement provides that, if, within one year after the effective date of a change in control, Keryx or its successor terminates Mr. Bentsur’s employment without cause, or Mr. Bentsur resigns for good reason, then Mr. Bentsur will receive (i) a lump sum cash payment equal to the sum of (A) his then-current annual base salary or, if higher, his base salary in effect immediately prior to the change in control, and (B) the annual bonus earned by Mr. Bentsur for the fiscal year immediately prior to the year in which his date of termination occurs, if any; and (ii) a lump sum cash payment equal to the total monthly premium payment (both the Keryx portion and Mr. Bentsur’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12).

Upon the occurrence of a change in control:

•	the Initial Option Grant will immediately vest and become fully exercisable;

•	any Earned Milestone Awards will become fully vested and non-forfeitable; and

•	any Unearned Milestone Opportunity will expire without consideration; provided that we will grant to Mr. Bentsur, immediately prior to the effective time of the change in control, 500,000 shares of vested common stock in the event that he has not, as of such time, previously received the Bentsur 4th Milestone Award.

For purposes of Mr. Bentsur’s employment agreement, as well as the 2004 Plan, 2007 Plan and 2013 Plan, “Change in Control” generally means: (i) the incumbent Board of Directors of the Company ceases to constitute a majority of the Board of Directors; (ii) the acquisition by any person of 30% or more ownership interest in the outstanding common stock or combined voting power of the then outstanding securities of the Company (with certain limited exceptions); or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of the assets of the Company, unless (a) the beneficial owners of the Company’s stock immediately prior to the transaction continue to own 50% or more of the outstanding common stock and combined voting power of the then outstanding securities of the Company and (b) no person acquires a 30% or more ownership interest in the then outstanding common stock or combined voting power of the then outstanding securities of the Company.

Restrictive Covenants. During the one-year period after his termination of employment, Mr. Bentsur is prohibited from soliciting protected customers or employees of the Company, competing with the Company, and disclosing any of the Company’s confidential information or trade secrets.

James F. Oliviero

The table below summarizes the value of potential payments and benefits that Mr. Oliviero would receive if his employment was terminated on December 31, 2013 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2013. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Type of Payment	Termination without Cause or Resignation for Good Reason Following a Change in Control	Change in Control (Absent Termination)(2)
	($)	($)
Cash Severance	442,691	—
Value of Accelerated Equity(1)	4,681,105	4,681,105

Total	5,123,796	4,681,105

(1)	Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 31, 2013 ($12.95), the last trading day of the most recently completed fiscal year, less the exercise price of the stock option. For purposes of this calculation, outstanding options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.
(2)	Assumes that that the equity awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

Qualifying Termination in Connection with a Change in Control. We do not have an employment agreement with Mr. Oliviero. On October 31, 2011, the Company entered into a change-in-control agreement with Mr. Oliviero, which provides that in the event that Mr. Oliviero’s employment with the Company (or any successor entity) is terminated either by the Company (or any successor entity) without “cause” or by Mr. Oliviero for “good reason”, in each case, on, or within 12 months after, the effective date of a change in control, he will receive (subject to his execution of a general release of claims against the Company and its affiliates): (i) a lump sum cash payment equal to the sum of (A) his base salary, and (B) the annual bonus earned by him for the fiscal year immediately prior to the year in which his date of termination occurs, if any, and (ii) a lump sum cash payment equal to the total monthly premium payment (both the Company and employee portion of such premium) under the Company’s group healthcare plan multiplied by twelve (12).

Under the terms of the agreement, if it is determined that any payment or benefit would constitute a parachute payment under Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be reduced to the extent necessary (but not below zero) so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code.

The agreement will be effective upon the consummation of a change in control. In the event that a change in control does not occur on or prior to October 31, 2015, the agreement will automatically terminate on such date and have no force or effect. If Mr. Oliviero’s employment with Keryx (or any successor entity) is terminated for any reason other than as described above, he will not be entitled to receive any benefits under the agreement.

DIRECTOR COMPENSATION

Cash Compensation. Our non-employee directors receive the following cash compensation: (i) $50,000 annual retainer; (ii) $20,000 additional retainer for service as Chairman of the Audit Committee; and (iii) $20,000 additional annual retainer for service as Chairman of the Board. Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

Equity Compensation. Our non-employee directors receive the following equity compensation under the Directors’ Equity Compensation Plan, which is currently a subplan of the 2013 Plan.

•	Initial Option Grant. Non-employee directors receive options to purchase 50,000 shares of our common stock upon initial election or appointment to the Board of Directors. The initial options will vest in equal annual installments over three years, beginning on the first anniversary of the date of grant. Mr. Regan received an initial option grant in 2013 upon appointment to the Board of Directors in October 2013.

•	Re-Election Option Grant. Non-employee directors receive options to purchase 25,000 shares of our common stock upon each re-election to the Board of Directors. Each non-employee director, except for Mr. Regan who was appointed to the Board of Directors in October 2013, received a re-election option grant in 2013. Such options vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

•	Re-Election Stock Grant. Non-employee directors receive a restricted stock award of 15,000 shares of our common stock upon each re-election to the Board of Directors. Each non-employee director, except for Mr. Regan who was appointed to the Board of Directors in October 2013, received a re-election restricted stock award in 2013. Such restricted stock vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

In addition to the compensation described above, as additional incentive to join the Board of Directors, on October 4, 2013, the Board of Directors voted unanimously to grant Mr. Regan 10,000 shares of restricted stock, vesting in equal annual installments over three years, beginning on the first anniversary of the date of grant.

2013 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the non-employee members of the Board of Directors for all services in all capacities during 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Kevin Cameron	50,000	123,600	144,425	318,025
Joseph Feczko	50,000	123,600	144,425	318,025
Wyche Fowler	50,000	123,600	144,425	318,025
Jack Kaye	70,000	123,600	144,425	338,025
Michael Tarnok	70,000	123,600	144,425	338,025
Daniel Regan	20,834	103,400	351,300	475,534

(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant. The assumptions made in the valuation of the option awards are contained in Note 11 to our consolidated financial statements for 2013, which are included in our Annual Report on Form 10-K for the fiscal year 2013.

The following table shows the number of stock and option awards granted to each director during 2013, and the grant date fair value for each award (determined in accordance with FASB ASC Topic 718):

Name	Grant Date	Stock Awards (#)	Stock Options (#)	Grant Date Fair Value of Awards ($)
Kevin Cameron	6/19/13	15,000		123,600
	6/19/13		25,000	144,425
Joseph Feczko	6/19/13	15,000		123,600
	6/19/13		25,000	144,425
Wyche Fowler	6/19/13	15,000		123,600
	6/19/13		25,000	144,425
Jack Kaye	6/19/13	15,000		123,600
	6/19/13		25,000	144,425
Michael Tarnok	6/19/13	15,000		123,600
	6/19/13		25,000	144,425
Daniel Regan	10/3/13		50,000	351,300
	10/4/13	10,000		103,400

The following table reflects the aggregate number of unvested stock awards and unexercised vested and unvested option awards that were held by each of our non-employee directors as of December 31, 2013.

Name	Stock Awards (#)	Option Awards (#)
Kevin Cameron	30,000	210,000
Joseph Feczko	30,000	125,000
Wyche Fowler	30,000	210,000
Jack Kaye	30,000	210,000
Michael Tarnok	30,000	200,000
Daniel Regan	10,000	50,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Kevin Cameron, Wyche Fowler, Jr. and Michael Tarnok. No member of our Compensation Committee during fiscal year 2013 or as of the date of this proxy statement, is or has been an officer or employee of Keryx or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with Keryx requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,

AND 5% BENEFICIAL OWNERS

The following table shows information, as of September 30, 2014, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and NEOs as a group.

As of September 30, 2014, there were 91,973,251 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of September 30, 2014. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Shares Outstanding
Ron Bentsur(2)	1,659,984	1.8%
Kevin J. Cameron(3)	325,000	*
Joseph M. Feczko, M.D(4)	210,000	*
Wyche Fowler, Jr.(5)	350,000	*
Jack Kaye(6)	260,000	*
Greg Madison	76,547	*
James F. Oliviero(7)	349,061	*
Daniel P. Regan(8)	36,667	*
Michael P. Tarnok(9)	493,600	*
All current directors and named executive officers as a group(10)	3,760,859	4.0%
5% Stockholders:
The Baupost Group, L.L.C.(11)	9,151,600	10.0%
BlackRock Inc.(12)	4,937,277	5.4%

*	Less than 1% of outstanding common stock
(1)	The address of each of the directors and officers listed is c/o Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022.
(2)	Includes 904,007 shares of our common stock issuable upon the exercise of options.
(3)	Includes 185,000 shares of our common stock issuable upon the exercise of options.
(4)	Includes 100,000 shares of our common stock issuable upon the exercise of options.
(5)	Includes 185,000 shares of our common stock issuable upon the exercise of options.
(6)	Includes 185,000 shares of our common stock issuable upon the exercise of options.
(7)	Includes 195,716 shares of our common stock issuable upon the exercise of options.
(8)	Includes 16,667 shares of our common stock issuable upon the exercise of options.
(9)	Includes 175,000 shares of our common stock issuable upon the exercise of options.
(10)	Includes 1,946,390 shares of our common stock issuable upon the exercise of options.
(11)	The address of The Baupost Group, L.L.C. is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116. The Baupost Group, L.L.C. beneficially owns 9,151,600 shares of Keryx common stock as a parent holding company or control person in accordance with Rule 13d-1(b) (1) (ii) (G). This information is based on a Schedule 13G filed on May 9, 2014.
(12)	The address of BlackRock Inc. is 40 East 52nd Street, New York, New York 10022. BlackRock Inc. beneficially owns 4,937,277 shares of Keryx common stock as a parent holding company or control person in accordance with Rule 13d-1(b) (1) (ii) (G). This information is based on a Schedule 13G filed on January 29, 2014.

PROPOSAL ONE:

APPROVAL OF AMENDMENT OF OUR 2013 INCENTIVE PLAN

General

The Company’s stockholders first approved the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan (the “2013 Plan”) at the annual meeting of stockholders on June 18, 2013. The 2013 Plan authorized a maximum of 3,500,000 shares of common stock for issuance pursuant to awards.

On September 6, 2014, the Board of Directors adopted the first amendment to the 2013 Plan (the “Plan Amendment”), subject to stockholder approval at the Special Meeting, pursuant to which the maximum aggregate number of shares of stock available for issuance will be increased by 6,000,000 shares. The Plan Amendment will be effective as of the date of the Special Meeting, if approved by our stockholders. Other than the proposed increase in the number of shares available for issuance, the Plan Amendment does not contain any changes that would require stockholder approval.

If the stockholders do not approve the Plan Amendment, the 2013 Plan will remain in effect as it existed immediately prior to the proposed amendment. As of the record date, approximately 293,477 shares of common stock remained available for the future grant of awards under the 2013 Plan. After the approval of the Plan Amendment, approximately 6,303,731 shares of common stock would then be available for issuance, representing approximately 6.9% of our total outstanding shares as of September 30, 2014.

Background for the Request to Increase the Authorized Share Reserve under the 2013 Plan

In addition to the 2013 Plan, the Company currently maintains the Keryx Biopharmaceuticals, Inc. 2007 Incentive Plan (the “2007 Plan”), which will expire in 2017. As of September 30, 2014, approximately 293,477 shares of the Company’s common stock remained reserved and available for future awards under the 2013 Plan, and 10,254 shares of the Company’s common stock remained reserved and available for future awards under the 2007 Plan. The Keryx Biopharmaceuticals, Inc. 2004 Equity Incentive Plan, as amended (the “2004 Plan” and, together with the 2007 Plan, the “Prior Plans”), recently expired by its terms, and no further awards may be issued under the 2004 Plan.

The Company has significantly increased its employee base in anticipation of the Food and Drug Administration approval of its lead drug product, which was received on September 5, 2014, and the following marketing and sales effort. As a result, grants of awards under the Prior Plans were well in excess of expectations when the 2013 Plan was adopted. The Board believes that it is both necessary and appropriate to adopt the Plan Amendment in order to enable the Company to continue to offer meaningful equity-based awards and incentives to key employees and non-employee directors and to attract and retain qualified employees that the Company may wish to hire in the future. The Company’s stock plans have been effective in attracting and retaining qualified employees and directors and have provided incentives that align the interests of plan participants with those of our stockholders.

If the Plan Amendment is approved by our stockholders, we will be authorized to issue up to 9,500,000 shares under the 2013 Plan. As of the record date, a total of 5,109,047 shares were subject to outstanding stock option awards under our stock plans which had a weighted average exercise price of $8.87 per share and a weighted average remaining term of 7.0 years. There were also 1,221,003 shares subject to outstanding stock awards under our stock plans in the form of restricted stock awards. Without giving effect to the Plan Amendment, the 293,477 shares of common stock the Committee has reserved for issuance under the 2013 Plan represent less than 0.3% of our outstanding common shares. A copy of the Plan Amendment and 2013 Plan are attached hereto as Exhibits A and B, respectively.

Significant Historical Award Information

We closely monitor and actively manage our use of shares of common stock available for equity based compensation each year.

Common measures of a stock plan’s cost include burn rate, dilution and overhang. The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average equity run rate of only 2.33% of shares outstanding per year. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under our equity plans, and also includes shares which may be awarded under the Amended 2013 Plan in the future (“overhang”). The following table shows how our key equity metrics have changed over the past three years:

Key Equity Metrics	2013	2012	2011
Equity Run Rate(1)	2.69%	2.82%	1.49%
Overhang(2)	9.2%	7.6%	9.5%
Dilution(3)	2.7%	2.8%	1.5%

(1)	Equity run rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the year.
(2)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year, plus shares issued and available for grant.
(3)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

The following table sets forth information regarding the number of shares of common stock subject to stock options and restricted stock award grants in each of 2011, 2012 and 2013 for the Company:

	Number of Shares of Common Stock Subject to Equity Grant
Type of Equity Grant	2013	2012	2011
Stock Options	932,366	521,500	692,350
Restricted Stock Awards	831,020	997,300	206,450

Total	1,763,386	1,518,800	898,800

Number of Shares Requested

The Board of Directors considered a number of factors in deciding to request 6,000,000 additional shares for Plan Amendment, including the following:

•	The plan share reserve of 9,500,000 shares under the Amended 2013 Plan is estimated to provide a pool that will last for approximately three years of awards. While the Board of Directors believed this modeling provided a reasonable estimate of how long the share reserve would last if the Plan Amendment is approved, this forecast includes several assumptions, and there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are: changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our long-term incentive program, and forfeitures of outstanding awards.

•	In addition to grants of stock awards to our employees, consultants and directors, the share pool under the Amended 2013 Plan also would cover 500,000 shares that would be granted to Mr. Bentsur if conditions of the Bentsur 4th Milestone Award are met, and 100,000 shares of restricted stock with a three-year vesting condition if the conditions of the Bentsur 5th Milestone Award are met. These awards are described “Compensation Discussion and Analysis — Long-Term Equity Incentive Awards.”

•	The 9,500,000 share pool under the Amended 2013 Plan represents less than 10.3% of our common shares outstanding.

•	The total overhang resulting from the share request, including our outstanding awards, represents less than 13.0% of our fully diluted common shares outstanding.

•	As indicated above, the 2004 Plan recently expired, and the 2007 Plan will expire in 2017.

•	We are a biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of renal disease. We are developing Ferric Citrate, an oral, ferric iron-based compound that has the capacity to bind to phosphate in the gastrointestinal tract and form non-absorbable complexes. Ferric Citrate has been approved for sale by the U.S. Food Drug Administration.

•	We believe that it is prudent to make additional shares available for grant to employees, non-employee directors and consultants. If the Plan Amendment is not approved by the stockholders, we would need to make changes to our incentive programs to conserve our share reserve remaining under the Prior Plans. These changes would limit our flexibility to provide competitive compensation and our ability to attract, retain and reward qualified employees during this important time.

Authorized Shares and Stock Price

Our Certificate of Incorporation authorizes the issuance of 130,000,000 shares of common stock. There were 91,964,423 shares of common stock issued and outstanding as of the record date for the Special Meeting, and the closing price of a share of common stock as of that date was $16.33.

Important Provisions of the 2013 Plan

The 2013 Plan contains a number of provisions that the Company believes are consistent with the interests of stockholders and sound corporate governance practices, including:

•	No Liberal Share Recycling Provisions. The 2013 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy tax withholding requirements. The 2013 Plan also prohibits “net share counting” upon the exercise of options or stock appreciation rights.

•	No repricing of stock options or SARs. The 2013 Plan prohibits the repricing of stock options or SARs without stockholder approval. This prohibition includes (i) reducing the exercise price or base price of an option or SAR after the date of grant, (ii) cancelling an option or SAR in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, and (iii) repurchasing an option or SAR for value (in cash or otherwise) if the current fair market value of the shares of common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR.

•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•	Limit on awards to non-employee directors. The 2013 Plan limits the maximum aggregate number of shares underlying any award granted in any 12-month period to any one non-employee director to 1,000,000 shares.

•	No award may be transferred for value. The 2013 Plan prohibits the transfer of unexercised, unvested or restricted awards to third parties for value.

•	No liberal definition of “change in control.” The change in control definition contained in the 2013 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

Summary of the Amended 2013 Plan

The following summary of the material terms of the Amended 2013 Plan is qualified in its entirety by reference to the complete text of the Amended 2013 Plan, as amended to reflect the Plan Amendment, which is attached hereto as Exhibit B.

Purpose

The purpose of the 2013 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.

Eligibility

Awards may be made to employees, directors and consultants of the Company and its subsidiaries. As of the record date, approximately 100 employees, including three executive officers, and six non-executive directors are eligible to receive awards under the 2013 Plan. The Committee reserves the right to determine which employees, directors and consultants will receive awards under the 2013 Plan and how many awards, if any, will be granted in any particular year.

Permissible Awards

The 2013 Plan authorizes the grant of awards in any of the following forms:

•	Options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the Code. The exercise price of an option granted under the 2013 Plan may not be less than the fair market value of the Company’s common stock on the date of grant. Stock options granted under the 2013 Plan have a maximum term of ten years, except for certain nonstatutory options granted to participants outside the United States.

•	Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right. The base price of a SAR may not be less than the fair market value of the Company’s common stock on the date of grant. SARs granted under the 2013 Plan have a maximum term of ten years, except for certain SARs granted to participants outside the United States.

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee.

•	Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Compensation Committee.

•	Deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions.

•	Performance awards, including qualified performance-based awards under Code Section 162(m).

•	Other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

•	Cash-based awards.

All awards will be evidenced by a written award certificate between the Company and the participant, which will include such provisions as may be specified by the Compensation Committee. Outstanding restricted stock awards generally will be eligible to receive immediate payment of any dividends on the restricted shares, unless otherwise determined by the Compensation Committee. Dividend equivalent rights, which entitle the participant to receive payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs. Unless otherwise determined by the Compensation Committee, dividend equivalents rights will be paid only after vesting of the related award.

Awards to Non-Employee Directors

Awards granted under the 2013 Plan to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Compensation Committee may not make discretionary grants under the 2013 Plan to non-employee directors. The maximum aggregate number of shares underlying any award granted under the 2013 Plan in any 12-month period to any one non-employee director is 1,000,000 shares.

Shares Available for Awards

Subject to stockholder approval of the Plan Amendment, and subject to adjustment as provided in the 2013 Plan, 9,500,000 shares of Stock will be reserved and available for issuance pursuant to awards granted under the 2013 Plan, an increase of 6,000,000 shares.

Share Counting

Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason and shares underlying awards that are ultimately settled in cash, will be added back to the share reserve and will again be available for future grants of awards under the 2013 Plan on a one-for-one basis for each share subject to such award that is not a full value award and on a one-for-one basis for each share subject to an award that is a full value award. The 2013 Plan does not permit shares tendered or withheld from an award to pay the exercise price or tax liability on any award to be added back to the 2013 Plan’s share reserve.

Limitations on Awards

The maximum aggregate number of shares subject to stock-based awards that may be granted under the 2013 Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares
Options	3,500,000
SARs	1,000,000
Restricted Stock or Restricted Stock Units	1,000,000
Other Stock-Based Awards	1,000,000
Cash-Based Incentive Awards	$10,000,000
Awards to Non-Employee Directors	1,000,000

Administration

The 2013 Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2013 Plan; amend the 2013 Plan and any award certificates; and make all other decisions and determinations that may be required under the 2013 Plan. The Board of Directors may at any time administer the 2013 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2013 Plan.

In addition, the Board may expressly delegate to a special committee some or all of the Compensation Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers and are not reasonably anticipated to be become officers subject to the deduction limits of Section 162(m) of the Code during the term of the award.

Deductibility under Section 162(m)

The 2013 Plan is designed so that grants of market-priced options and SARs under the 2013 Plan, and other awards that are conditioned on performance goals as described below, may be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and may be fully deductible. While the Compensation Committee believes it is important to preserve the deductibility of compensation under Code Section 162(m) generally, there is no guarantee that the performance-based compensation exemption would be available in any particular circumstance, and the Board and the Compensation Committee reserve the right to grant or approve awards or compensation that is non-deductible.

Performance Goals

The Compensation Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award. Performance goals for such awards shall be based on one or more of the following criteria, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions, divestitures, in licensing, or product acquisitions)

•	Market capitalization

•	Clinical and regulatory milestones

•	Corporate financing activities

•	Supply, production, and manufacturing milestones

•	Corporate partnerships or strategic alliances

Performance goals with respect to the above-listed business criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Compensation Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

Each qualified performance-based award (other than a market-priced option or SAR) will be earned, vested and payable, as applicable, only upon the achievement of performance goals established by the Compensation Committee based upon one or more of the above-listed qualified business criteria, together with the satisfaction of any other conditions, such as continued employment, as the Compensation Committee may determine to be appropriate. However, the Compensation Committee may provide, either in connection with the grant of an award or by amendment, that achievement of such performance goals will be waived, in whole or in part, upon the death or disability of the grantee or the occurrence of a change in control of the Company. Performance periods established by the Compensation Committee for any such qualified performance-based award may be as short as three months and may be any longer period.

The Compensation Committee may provide in any qualified performance-based award that any evaluation of performance will exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; (h) share buy-back programs, and (i) foreign exchange gains and losses.

Any payment of a qualified performance-based award will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided above, no qualified performance-based award may be amended, nor may the Compensation Committee exercise any discretionary authority it may otherwise have under the 2013 Plan, in any manner to waive the achievement of the applicable performance goal based on qualified business criteria or to increase the amount payable pursuant to the performance goal or the value of the award, or otherwise in a manner that would cause the award to cease to qualify for the Section 162(m) exemption. However, the Compensation Committee has the right, in connection with the grant of a qualified performance-based award, to exercise negative discretion to determine that the portion of such award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

Limitations on Transfer; Beneficiaries

No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award:

(A)	upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Compensation Committee or the Board:

•	all outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•	the payout opportunities attainable under all outstanding performance-based awards will vest based on target (if the change in control occurs during the first half of the performance period) or actual performance measured as of the end of the calendar quarter immediately preceding the change in control if the change in control occurs during the second half of the performance period, and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control, and

(B)	with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within one year after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined), then:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•	the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target (if the date of termination occurs during the first half of the performance period) or actual performance measured as of the end of the calendar quarter immediately preceding the date of termination (if the date of termination occurs during the second half of the performance period), and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Acceleration for Other Reasons. The Compensation Committee may, in its sole discretion determine that, upon a Participant’s termination of service or the occurrence of a change in control, all or a portion of such participant’s awards shall become fully or partially exercisable, that some or all restrictions shall lapse, and that any performance criteria shall be deemed fully or partially satisfied. The Compensation Committee may provide different treatment to participants and among awards in exercising this discretion.

Adjustments

In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2013 Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2013 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Termination and Amendment

The 2013 Plan will terminate on June 18, 2023, the 10th anniversary of the effective date unless earlier terminated by the Board or the Committee. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the 2013 Plan, but if an amendment to the 2013 Plan would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2013 Plan may adversely affect any award previously granted under the 2013 Plan without the written consent of the participant. The Compensation Committee also may amend or terminate outstanding awards, although such amendments may require the consent of the participant.

Prohibition on Repricing

Unless approved by the stockholders or otherwise permitted by the antidilution provisions of the 2013 Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, and (iii) the Company may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR.

Certain Federal Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2013 Plan and the subsequent sale of common stock acquired under the 2013 Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2013 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election. To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Benefits to Named Executive Officers and Others

Awards under the 2013 Plan will be granted at the discretion of the Compensation Committee. Accordingly, future awards under the 2013 Plan are not determinable.

The table below shows the number of shares issued, or subject to outstanding awards, under the 2013 Plan to the Named Executive Officers and the other individuals and groups indicated, as of the record date.

Name	Restricted Stock		Options
	Value ($)	Shares (#)	Value ($)	Shares (#)
Ron Bentsur	4,354,656	266,666	0	0
James Oliviero	0	0	0	0
Greg Madison	979,800	60,000	218,400	195,000
All Executive Officers as a Group	5,334,456	326,666	218,400	195,000
All Employees as a Group (Including all Officers who are not Executive Officers)	13,550,405	829,786	3,644,646	1,717,303
All Non-Executive Directors as a Group	1,143,100	70,000	538,200	230,000

In addition, as described under “Compensation Discussion and Analysis — Long-Term Equity Incentive Awards,” Mr. Bentsur has the opportunity to receive 500,000 shares of vested stock if the conditions of the Bentsur 4th Milestone Award are met, and 100,000 shares of restricted stock with a three-year vesting condition if the conditions of the Bentsur 5th Milestone Award are met. These awards would be granted under the Amended 2013 Plan.

The following table provides information as of the record date, regarding the securities authorized for issuance under our equity compensation plans, consisting of the 1999 Stock Option Plan, as amended, the 2004 Long-Term Incentive Plan, the 2007 Incentive Plan, the 2009 CEO Incentive Plan and the 2013 Incentive Plan.(1)

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,509,047	10.00	303,731
Equity compensation plans not approved by security holders	600,000	0.35	—

Total	5,109,047	8.87	303,731

(1)	As of the record date, a total of 5,109,047 shares were subject to outstanding stock option awards under our stock plans which had a weighted average exercise price of $8.87 per share and a weighted average remaining term of 7.0 years. There were also 1,221,003 shares subject to outstanding stock awards under our stock plans in the form of restricted stock awards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR 2013 INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES ISSUABLE THEREUNDER FROM 3,500,00 TO 9,500,000. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” THE AMENDMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE AT THE SPECIAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED TO APPROVE THE AMENDMENT.

ADDITIONAL INFORMATION

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact us at: Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022, Attn: Brian Adams. You may also contact us at (212) 531-5965.

If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Other Matters

Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. We engaged Georgeson Inc. (“Georgeson”) to solicit proxies on our behalf under a certain Letter Agreement, dated September 17, 2014, pursuant to which we have agreed to pay Georgeson a fee of $9,500, plus expenses, for services including review, distribution and dissemination of this proxy. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

EXHIBIT A

AMENDMENT TO THE

KERYX BIOPHARMACEUTICALS, INC.

2013 INCENTIVE PLAN

This Amendment to the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan (the “Plan”), is hereby adopted this 6th day of September, 2014, by the Board of Directors (the “Board”) of Keryx Biopharmceuticals, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 16.1 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1.

Section 5.1 of the Plan is hereby amended by increasing the share references in such section from 3,500,000 to 9,500,000, so that such section reads in its entirety as follows:

“5.1.	NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 9,500,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 9,500,000.

2.

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan as adopted by the Board on September 6, 2014.

KERYX BIOPHARMACEUTICALS, INC.

By:

Its:

EXHIBIT B

KERYX BIOPHARMACEUTICALS, INC.

2013 INCENTIVE PLAN

KERYX BIOPHARMACEUTICALS, INC.

2013 INCENTIVE PLAN

ARTICLE 1 PURPOSE	B-1
1.1 General	B-1
ARTICLE 2 DEFINITIONS	B-1
2.1 Definitions	B-1
ARTICLE 3 EFFECTIVE TERM OF PLAN	B-6
3.1 Effective Date	B-6
3.2 Term of Plan	B-6
ARTICLE 4 ADMINISTRATION	B-6
4.1 Committee	B-6
4.2 Actions and Interpretations by the Committee	B-6
4.3 Authority of Committee	B-6
4.4 Delegation	B-7
4.5 Indemnification	B-8
ARTICLE 5 SHARES SUBJECT TO THE PLAN	B-8
5.1 Number of Shares	B-8
5.2 Share Counting	B-8
5.3 Stock Distributed	B-9
5.4 Limitation on Awards	B-9
ARTICLE 6 ELIGIBILITY	B-9
6.1 General	B-9
ARTICLE 7 STOCK OPTIONS	B-9
7.1 General	B-9
7.2 Incentive Stock Options	B-10
ARTICLE 8 STOCK APPRECIATION RIGHTS	B-10
8.1 Grant of Stock Appreciation Rights	B-10
ARTICLE 9 RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS	B-11
9.1 Grant of Restricted Stock and Stock Units	B-11
9.2 Issuance and Restrictions	B-11
9.3 Forfeiture	B-11
9.4 Delivery of Restricted Stock	B-11
ARTICLE 10 PERFORMANCE AWARDS	B-12
10.1 Grant of Performance Awards	B-12
10.2 Performance Goals	B-12
ARTICLE 11 QUALIFIED STOCK-BASED AWARDS	B-12
11.1 Options and Stock Appreciation Rights	B-12
11.2 Other Awards	B-12
11.3 Performance Goals	B-13
11.4 Inclusions and Exclusions from Performance Criteria	B-13
11.5 Certification of Performance Goals	B-14
11.6 Award Limits	B-14
ARTICLE 12 DIVIDEND EQUIVALENTS	B-14
12.1 Grant of Dividend Equivalents	B-14
ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS	B-14
13.1 Grant of Stock or Other Stock-Based Awards	B-14
ARTICLE 14 PROVISIONS APPLICABLE TO AWARDS	B-15
14.1 Award Certificates	B-15
14.2 Form of Payment of Awards	B-15
14.3 Limits on Transfer	B-15
14.4 Beneficiaries	B-15
14.5 Stock Trading Restrictions	B-15

14.6 Effect of a Change in Control	B-15
14.7 Acceleration for Other Reasons	B-16
14.8 Forfeiture Events	B-16
14.9 Substitute Awards	B-17
ARTICLE 15 CHANGES IN CAPITAL STRUCTURE	B-17
15.1 Mandatory Adjustments	B-17
15.2 Discretionary Adjustments	B-17
15.3 General	B-17
ARTICLE 16 AMENDMENT, MODIFICATION AND TERMINATION	B-18
16.1 Amendment, Modification and Termination	B-18
16.2 Awards Previously Granted	B-18
16.3 Compliance Amendments	B-18
ARTICLE 17 GENERAL PROVISIONS	B-19
17.1 Rights of Participants	B-19
17.2 Withholding	B-19
17.3 Special Provisions Related to Section 409A of the Code	B-19
17.4 Unfunded Status of Awards	B-21
17.5 Relationship to Other Benefits	B-21
17.6 Expenses	B-21
17.7 Titles and Headings	B-21
17.8 Gender and Number	B-21
17.9 Fractional Shares	B-21
17.10 Government and Other Regulations	B-21
17.11 Governing Law	B-22
17.12 Severability	B-22
17.13 No Limitations on Rights of Company	B-22

KERYX BIOPHARMACEUTICALS, INC.

2013 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Keryx Biopharmaceuticals, Inc. (the “Company”), by linking the personal interests of employees, officers, directors, and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors, and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)	“Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: (a) a material breach of the terms of a Participant’s Proprietary Information and Inventions Agreement or any provisions relating to non-competition or non-solicitation in any employment or other agreement; (b) a material breach by the Participant of any other provision of his or her employment arrangement, which is not cured by the Participant within fifteen (15) days after receiving notice thereof from the Company containing a description of the breach or breaches alleged to have occurred; (c) the habitual neglect or gross failure by a Participant to adequately perform the duties of his or her position; (d) any act of moral turpitude or criminal action connected to a Participant’s employment with the Company or his or her place of employment; or (e) a Participant’s repetitive refusal to comply with or his or her violation of lawful instructions of the Chief Executive Officer, Chief Financial Officer or the Board of Directors, unless cured within fifteen (15) days after receiving notice thereof.

(f) “Change in Control” means and includes the occurrence of any one of the following events:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the 1934 Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Exempt Persons, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Keryx Biopharmaceuticals, Inc., a Delaware corporation, or any successor corporation.

(j) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n) “Dividend Equivalent” means a right granted with respect to under an Award pursuant to Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee (including a leased employee), officer, director, or consultant of the Company or any Affiliate.

(q) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined (i) “Good Reason” shall mean (A) a material diminution in a Participant’s duties, or the assignment to a Participant of duties materially inconsistent with his or her authority, responsibilities and reporting requirements, or (B) a material breach by the Company of its obligations to a Participant under any written employment agreement or arrangement, (ii) in the event a Participant elects to terminate his or her employment for Good Reason, the Participant must provide the Company with thirty (30) days prior written notice of his or her intent to leave the Company and the alleged condition or breach constituting Good Reason, and (iii) in the event the Company cures such condition or breach within thirty (30) days following receipt of such notice, any such termination based on such alleged breach or condition shall not be considered a termination by the Participant for Good Reason.

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc) “Participant” means a person who, as an employee, officer, director, or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ee) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff) “Plan” means the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan, as amended from time to time.

(gg) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(hh) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ii) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(jj) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(kk) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(ll) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(mm) “Stock” means the $0.001 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(nn) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(oo) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(pp) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(qq) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. Subject to the approval of the Plan by the Company’s stockholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.4 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any plan, program, or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special Plan documents;

(i) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Certificate as provided herein; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or any such other jurisdictions and to further the objectives of the Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 5.4 hereof, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time that is approved and administered by a committee of the Board consisting solely of Independent Directors. The Committee may not make other discretionary grants hereunder to Non-Employee Directors.

4.4. DELEGATION.

(a) Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b) Special Committee. Subject to Delaware law as in effect from time to time, the Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 3,500,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 3,500,000.

5.2. SHARE COUNTING. The maximum number of Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(b) To the extent that an Award may be settled solely in cash, the Award will not reduce the number of Shares available for issuance under the Plan. In addition, to the extent than an Award initially may be settled in stock but ultimately is settled in cash, the Shares subject to such Award will again be available for issuance pursuant to other Awards granted under the Plan.

(c) If outstanding Shares (including shares issued on the date of grant of a Restricted Stock Award) are tendered to the Company (by either actual delivery or by attestation), or are withheld from the Award, to satisfy the exercise price or tax liability resulting from an Award, such tendered or withheld Shares shall be deemed to have been delivered to the Participant for purposes of determining the maximum number of Shares available for delivery under the Plan (and such Shares shall not be added back to the available share pool under the Plan).

(d) The number of Shares deemed to have been delivered to a Participant upon exercise of a SAR for purposes of determining the maximum number of Shares available for delivery under the Plan shall be the greater of (i) the number of Shares covered by the SAR (excluding for this purpose any Shares covered by the SAR which are unissued or forfeited pursuant to Section 4.4(a), and (ii) the number of Shares actually delivered to the Participant upon exercise of the SAR.

(e) Substitute Awards granted pursuant to Section 14.9 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum number of Options granted under the Plan in any 12-month period to any one Participant shall be for 3,500,000 Shares.

(b) SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be with respect to 1,000,000 Shares.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 1,000,000 Shares.

(d) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 1,000,000 Shares.

(e) Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any in any 12-month period to any one Participant shall be $10,000,000.

(f) Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award granted under the Plan in any 12-month period to any one Non-Employee Director shall be 1,000,000 Shares.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.9) shall not be less than the Fair Market Value as of the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Section 15.1, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, or otherwise, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e) Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)	No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Section 15.1, without the prior approval of stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, or otherwise, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d) No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)	No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

(f) Other Terms. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK AND STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have all of the rights of a stockholder with respect to Restricted Stock, but none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards. Unless otherwise provided in the applicable Award Certificate, Restricted Stock will be entitled to full dividend rights, and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to stockholders or, if later, the 15th day of the third month following the date the dividends are paid to stockholders.

9.3. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards, and may be referred to by any other appropriate descriptive name in the Award Certificate. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the proposed modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2. OTHER AWARDS. When granting any other Award, including cash-based Awards the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions, divestitures, in licensing, or product acquisitions)

•	Market capitalization

•	Clinical and regulatory milestones

•	Corporate financing activities

•	Supply, production, and manufacturing milestones

•	Corporate partnerships or strategic alliances

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; (h) share buy-back programs, and (i) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS. Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed to the Participant no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing the assessment of an additional tax under Section 409A of the Code.

14.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.6 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a)

Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)

Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within one year after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, consulting, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 14.6 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.7.

14.8. FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.9. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award as of the date of such action determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Section 15.1, without the prior approval of the stockholders of the Company: (i) the exercise price or base price of an Option or SAR may not be reduced, directly or indirectly, (ii) an Option or SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Non-Exempt Deferred Compensation upon a Change in Control, Disability or termination of employment, however defined. If this provision prevents the payment or distribution of any Non-Exempt Deferred Compensation, or the application of a different form of payment, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Chief Financial Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

17.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Keryx Biopharmaceuticals, Inc. 2013 Incentive Plan as adopted by the Board on April 15, 2013 and by the stockholders on June 18, 2013.

KERYX BIOPHARMACEUTICALS, INC.

By:	/s/ Ron Bentsur

Its:	Ron Bentsur, CEO

KERYX BIOPHARMACEUTICALS, INC.

ATTN: BRIAN ADAMS

750 LEXINGTON AVE., 20TH FLOOR

NEW YORK, NY 10022

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The Board of Directors recommends you
vote FOR the following proposal:		For	Against	Abstain

1.	The approval of an amendment to our 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 3,500,000 to 9,500,000.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000220631_1     R1.0.0.51160

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KERYX BIOPHARMACEUTICALS, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

NOVEMBER 17, 2014

The undersigned stockholder of Keryx Biopharmaceuticals, Inc. hereby appoints Ron Bentsur, our Chief Executive Officer, James Oliviero, our Chief Financial Officer and Treasurer, and Brian Adams, our General Counsel and Corporate Secretary, with the power of substitution, as proxies to vote the shares of our common stock that the undersigned could vote if personally present at the Special Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. to be held at the offices of our legal counsel, Alston & Bird LLP, at 90 Park Avenue New York, NY 10016, and any adjournment or postponement thereof.

Our Board of Directors hopes that stockholders will attend the 2014 Special Meeting of Stockholders. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally, even though they have sent in their proxy card.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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